1 Investor Presentation February/March 2013

2 Strategic Areas of Focus Property Operations • Peer-leading operating cost control • Lower turnover strategy • Above-average property operating results over cycle Portfolio Management • Portfolio designed to serve target customers • Disciplined capital recycling to upgrade portfolio • Peer-leading growth in average revenue per unit Redevelopment • Core business activity • Robust pipeline of opportunities within existing portfolio • Risk-adjusted returns greater than ground-up development or acquisitions without value-add Balance Sheet • Long-duration, fixed-rate, non-recourse leverage • Growing unencumbered pool adds flexibility, but remain non-recourse borrower • On track to reduce overall leverage and share price volatility • Safe hedge against inflation and cap rate expansion Simplicity • Focus on ownership and operation of apartment communities; add value through operational excellence and redevelopment • High quality of earnings, limited non-recurring income • High level of transparency

Aimco
APARTMENT HOMES

2013 Guidance

Property Operations

- Conventional Same Store NOI ↑ 4.50% - 6.75%
- Conventional Same Store revenue ↑ 4.25% - 5.25%
- Conventional Same Store expenses ↑ 2.5% - 4.0%: operating expenses flat, utilities, taxes & insurance each ↑ 5% - 8%

Portfolio Management

- Dispositions $300 - $350M; net proceeds to Aimco $90 - $115M
- Reinvestment in redevelopment, partnership transactions, limited tax-efficient paired-trade acquisitions
- Affordable portfolio < 8% of NAV

Redevelopment

- Invest $130 - $160M in eight multi-year projects started during 2012; projected stabilized rents of > $2,400, in current, un-trended rents
- Begin delivering units in Venice, CA, Chicago, and the Bay Area
- Current returns ~7%, Free Cash Flow IRRs > 10%, creates $2 per share of NAV
- Plan for 2014 starts

Balance Sheet

- 55% of redevelopment investment to be funded by committed loans, balance by proceeds from property sales
- $81M of property debt amortization funded by retained earnings
- Increase unencumbered asset pool from $68M at the end of 2012 to $180M at the end of 2013
- Year-end Debt & Preferred Equity:EBITDA ~7.3x; decreasing to ~7.0x by early 2014

Simplicity

- Non-recurring income, net of tax, ~2.5% of FFO
- 40% reduction in number of Affordable properties; sell remainder over the next 4-5 years
- Offsite costs ↓ $13M or 13%

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4 Focus on being a lower-cost operator  Greater NOI contribution and more predictable operating results  On average, customers choose to rent an Aimco apartment for 22 months, up 22% from 2007  Aimco’s turnover averages 44% - 46% compared to the peer average of approximately 57%(1)(2)  With lower-than-peer average turnover, Aimco avoids $12 - $14M of expensed and capitalized turn costs, vacancy loss and marketing expenses annually  Renewal lease rate increases are generally higher than new lease rate increases and are less volatile Property Operations Strategy Customer Retention is Key (1) Based on information collected by Raymond James & Associates. (2) Peer group consists of AvalonBay, BRE, Camden, Equity Residential, Essex, Home Properties, Post Properties and UDR. 2007 – 2012 averages computed based on individual company results as reported by SNL Financial. 2013E averages computed based on the mid-point individual company guidance. 90 95 100 105 110 115 120 2007 2008 2009 2010 2011 2012 2013E Aimco 2007 - 2012 Same Store NOI Compounded Annual Growth Rate Exceeds Peers by 5% Expect Outperformance to Continue in 2013 AIV Peer Avg (2) 2.5% 11.1% 12.9% 90 95 100 105 110 115 120 2007 8 2 09 2010 2011 2012 2013E Aim 07 - 2012 Same Store Expenses  1% Peers  7%, CPI  11% Expect Outperformance to Continue in 2013 AIV Peer Avg CPI (2) Cumulative Growth

5 Coastal 60% Job growth markets 35% Other 5% Designing portfolio around our target customers Portfolio Strategy Target demographic: Age 25-40 High propensity to rent, predictably increasing number of people College educated Stronger job and earnings growth; lower unemployment Single Lower rate of homeownership; not yet motivated by marriage, children Portfolio is increasingly concentrated in areas where our target customers want to live – coastal and job growth markets Manhattan Boston Philadelphia Suburban NY / NJ Washington Greater Los Angeles Denver Phoenix Chicago Houston South Florida Atlanta Seattle San Diego Jacksonville Orlando Bay Area Over time, Aimco intends to exit Texas and Non-Target Florida markets, primarily due to lower market average rents driven by limited constraints on supply growth. Also over time, Aimco intends to reallocate within target markets to submarkets with higher rents and better expected rent growth, particularly in Boston.

Capital Allocation Approach

Execute strategy through paired-property, leverage-neutral, tax-efficient transactions

Methodical approach to investment selection:

- Free Cash Flow Internal Rate of Return (FCF IRR) drives investment decisions
- Selective investments are made when: the projected FCF IRR is greater than the FCF IRR of the property sold in a paired property sale; and portfolio quality is enhanced
- Today, redevelopment of properties within our portfolio provide the highest returns; we have numerous opportunities limited only by Aimco capacity and risk acceptance
- Investment activities will be consistent with path to target leverage

Fewer properties with higher rents drive FCF and AFFO growth in excess of FFO growth

Sell Lowest Rated Properties	
2012 Dispositions	
Conventional properties	24
Affordable properties	47
Gross proceeds*	$598M
Net proceeds*	$269M
Avg revenue per unit	$861
FCF IRR	6.0% - 7.0%
** Aimco share*	

Reinvest in Higher-Rent Properties			
2012 Redevelopment Starts		**2012 Acquisitions**	
Starts	10	Partnership transactions	11
Completions	2	Gross real estate value	$148M
2012 Investment	$100M	Avg FCF IRR	> 10%
2013-2015 Investment	~$300M		
Avg rent per unit (un-trended)(1)	> $2,200	Properties acquired	3
Avg FCF IRR	> 10%	Gross real estate value	$128M
		Avg revenue per unit (un-trended)	$1,405
2012 Property Upgrades		Avg FCF IRR	> 8%
Investment	$47M		
Avg FCF IRR	> 15%		

(1) Represents average revenue per unit for the ten 2012 starts. The eight redevelopments that will continue in 2013 have average revenues per unit > $2,400.

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7 Redevelopment Strategy Pipeline of opportunities to generate higher risk-adjusted returns Redevelopment philosophy:  Land in quality locations appreciates over time  Older assets in quality locations provide opportunity for redevelopment  Redevelopment is a short-cycle business making it lower-risk than ground-up development  Currently, redevelopment provides risk-adjusted returns greater than acquisitions  Aimco’s portfolio composition and expertise in redevelopment provide a pipeline of opportunities Lincoln Place Apartments, Venice CA Pacific Bay Vistas, San Bruno CA The Preserve at Marin, Corte Madera CA San Francisco Tiburon Corte Madera San Francisco New Metro Stop (2015) Santa Monica Marina Del Rey New Campus (2014)

Aimco
• APARTMENT HOMES •

2013 Plan: Redevelopment

Redevelopment plan is on track

Focus on multi-year projects started in 2012, and planning for projects to be started in 2014:

- Invest $130 - $160M in eight redevelopments started in 2012
- Multi-phase capital projects are underway at three of the eight properties, with redevelopment to follow
- Expect to invest an additional $140 - $170M in the redevelopment of these eight properties during 2014 - 2015, generating current returns of approximately 7% and FCF IRRs of > 10%, with un-trended rents
- About 55% of 2013 redevelopment investment will be funded under existing loan commitments with a weighted average interest rate of 3.4%
- Properties are located in markets where cap rates average ~4.5%[(1)], for 55% value-creation, or approximately $2 per share of NAV


Seattle
2900 on First (TBD)
San Francisco
The Preserve at Marin ($40M)
Pacific Bay Vistas ($66M)
Los Angeles
The Palazzo West ($16M)
Lincoln Place ($140M)
Chicago
Elm Creek ($11M)
Park Towne Place (TBD)
The Sterling (TBD)
Philadelphia

(1) Based on CBRE August 2012 Cap Rate Survey.
(2) Amounts in graphic represent total estimated redevelopment investment, excluding basis in property prior to redevelopment.
(3) 2900 on First, Park Towne Place and The Sterling represent multi-phase capital projects with redevelopment expected to follow.

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9 Balance sheet designed for safety Leverage strategy:  Limit entity risk by avoiding recourse debt, of which Aimco has very little  Reduce re-pricing risk by using fixed-rate loans and refinancing nearer-term maturities to lock-in current low rates  Reduce refunding risk by laddering maturities of long-term, non-recourse, amortizing property loans with little or no near-term maturities and using perpetual preferred stock  Hedge against inflation and cap rate expansion by using long-dated, fixed-rate leverage  Weighted average term to maturity, including preferred stock, of 8.9 years is 45% longer than the apartment REIT average (1)  The safety of non-recourse, long-dated debt is undervalued by the market Balance Sheet Strategy (1) Aimco weighted average maturity of 8.9 years assumes Aimco’s perpetual preferred stock matures in 40 years. Peer average represents the average of AvalonBay, BRE, Camden, Colonial Properties, Equity Residential, Essex, Home Properties, MAA, Post Properties and UDR, and also assumes a 40-year maturity for preferred stock. Data as of 12/31/2012. Source: SNL Financial, company reports. $0 $100 $200 $300 $400 $500 $600 $700 $800 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Thereafter Non-Recourse Property Debt Maturities Amortization funded by retained earnings  AFFO ~$0.03 per year Refinancing maturing property debt at lower interest rates  $0.01 - $0.03 in 2014-2016

10 Balance sheet strategy allows for flexibility and low costs Tools in the Toolkit 97% of leverage is non-recourse, long-term, fixed-rate, amortizing property loans, with an average LTV of 46%. Balance is preferred stock. Use multiple sources of non-recourse property debt, including insurance companies, savings banks, pension funds, other balance sheet lenders, as well as GSEs. Rates on non-recourse property debt remain below 4% for ten-year money. Undrawn $500M revolving line of credit, $455M of available capacity at 12/31/2012. Building a pool of unencumbered properties to increase flexibility in times of stress in credit markets. Continue discussions with the rating agencies with the goal of obtaining an investment-grade rating to lower the cost of our line of credit and any future preferred equity issuance. Aimco remains committed to avoiding recourse debt.

11 Net Debt + Preferred + Remaining Development Spend/Last Quarter Annualized EBITDA (1)(2) Current Net Debt + Preferred/Last Quarter Annualized EBITDA (1) 8.7x 7.7x 7.7x 7.7x 7.4x 7.0x 6.7x 5.9x 5.6x 5.6x 5.1x CLP UDR AIV EQR HME ESS BRE MAA CPT AVB PPS Leverage In-Line With Peers (1) Charts courtesy of Citi Investment Banking. Sources: FactSet, SNL and Company filings as of 02/08/2013. Reflects 4Q 2012 debt and preferred balance divided by 4Q 2012 annualized EBITDA as of quarter ended 12/31/2012. AIV as noted per Company Supplement. AVB and EQR metrics adjusted for the ASN acquisition and EQR’s announced $1.5B sale on 01/07/2013. Assumes 100% of asset sale proceeds pay down debt. For Aimco, net debt represents Aimco’s share of property debt and any balance on the revolving credit facility, reduced by Aimco’s share of cash and investments in a securitization trust that holds only Aimco property loans. (2) Adjusted debt figures include debt associated with funding existing consolidated development-in-progress. Assumes development pipeline funded entirely with debt. Excludes any costs associated with redevelopment. AVB and EQR metrics adjusted for the ASN acquisition and includes ASN development spend at share per S-11 filing. 8.7x 7.7x 7.7x 7.4x 7.7x 6.7x 7.0x 5.6x 5.6x 5.9x 5.1x CLP UDR EQR HME AIV BRE ESS AVB CPT MAA PPS 9.2x 8.9x 8.0x 7.8x 7.7x 7.6x 7.2x 6.7x 6.4x 6.1x 5.6x Leverage as a multiple of EBITDA is a superior measure of balance sheet risk:  Inputs are precise and subject to audit  EBITDA is less volatile than asset values and leverage metrics based on asset values can be misleading when cap rates are low

12 Earnings & Dividend Growth Increasing earnings, higher dividends (1) Aimco 2013 FFO growth is based on 2012 Pro forma FFO of $1.84 per share and the mid-point of 2013 company guidance of $2.00. 2014 and 2015 FFO growth has been calculated based on estimates published online by Green Street Advisors (Comparative Analysis as of 02/18/2013). (2) Peer average 2013 FFO growth calculated based on 2012 FFO as reported by SNL Financial and the mid-point of company guidance, also as reported by SNL Financial. 2014 and 2015 FFO growth has been calculated based on estimates published online by Green Street Advisors (Comparative Analysis as of 02/18/2013). Peer group consists of AvalonBay, BRE, Camden, Colonial Properties, Equity Residential, Essex, Home Properties, MAA, Post Properties and UDR. (3) Aimco and peer average AFFO growth calculated based on Green Street Advisors’ estimates (Comparative Analysis as of 02/18/2013). 2013 Guidance 2013 Guidance 2014 GSA 2014 GSA 2015 GSA 2015 GSA 0% 5% 10% 15% 20% 25% Aimco Peer Avg Company and Green Street Advisors' FFO Growth Projections (1) (2) 2013 2013 2014 2014 2015 2015 0% 10% 20% 30% 40% 0% 60% Aimco Peer Avg Green Street Advisors' AFFO Growth Projections (3) $0.00 $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 2010 2011 2012 2013F Aimco Dividend Growth

13 This presentation contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding projected results and specifically: forecasts of 2012 financial and operating results, asset sales and redevelopment investment; projected returns on 2012 redevelopment projects; the impact of dispositions on portfolio metrics; and projected 2012 and 2013 leverage ratios. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances. These forward-looking statements include certain risks and uncertainties. Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2011, and the other documents Aimco files from time to time with the Securities and Exchange Commission. This presentation does not constitute an offer of securities for sale. Future quarterly dividend payments are subject to determinations by Aimco's board of directors based on the circumstances at the time of authorization, and the actual dividends paid may vary from the currently expected amounts. Forward-Looking Statements and Other Information